UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 04, 2025

SPORTSMAN'S WAREHOUSE HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36401	39-1975614
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1475 West 9000 South Suite A
West Jordan, Utah		84088
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 801 566-6681

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	SPWH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Transition

On August 4, 2025, the Board of Directors (the “Board”) of Sportsman’s Warehouse Holdings, Inc. (the “Company”) appointed Jennifer Fall Jung as the Company’s Chief Financial Officer and Secretary, effective as of August 18, 2025 (the “Start Date”). On August 4, 2025, the Company and Jeff White mutually agreed that Mr. White will cease to serve as Chief Financial Officer and Secretary of the Company and from all other positions he holds with the Company and each of its subsidiaries, effective as of August 17, 2025 (the “Separation Date”), and will transition to a consulting role with the Company from August 18, 2025 to September 9, 2025, unless such role is terminated earlier pursuant to the terms of Mr. White’s Separation Agreement (as defined below).

Ms. Fall Jung, 55, previously served as the Executive Vice President, Chief Financial Officer of The Duckhorn Portfolio, Inc., a formerly publicly traded company that sells luxury wines, from June 2023 to April 2025. From August 2019 to February 2023, Ms. Fall Jung served as Chief Financial Officer of Funko, Inc., a consumer goods company focused on licensed collectables, accessories and apparel. Prior to that role, Ms. Fall Jung held a variety of roles at The Gap, Inc., a multinational clothing retailer, including Senior Vice President, Corporate Finance and Investor Relations from January 2017 to March 2018. From November 2012 to January 2017, she served as Chief Financial Officer and Senior Vice President of Old Navy Global Stores and Online, a division of The Gap, and Head of International of Old Navy Global. Ms. Fall Jung has more than two decades of corporate finance and investor-focused public company experience. Ms. Fall Jung earned an MBA and a BS in business administration from San Diego State University.

On August 4, 2025, the Company entered into an employment agreement with Ms. Fall Jung in connection with her appointment to the position of Chief Financial Officer (the “Employment Agreement”) that will become effective on the Effective Date as defined therein. The at-will Employment Agreement provides for an indefinite term subject to termination by either party. The Employment Agreement provides for an annual base salary of $600,000 and a discretionary annual cash bonus in a target amount equal to 75% of Ms. Fall Jung’s base salary, prorated for fiscal year 2025 based on the number of days Ms. Fall Jung is employed by the Company in fiscal year 2025. Ms. Fall Jung will also receive a signing bonus in the amount of $75,000, payable in three equal installments on the first regular payroll date of the Company following (i) the Start Date, (ii) the six month anniversary of the Start Date and (iii) the first anniversary of the Start Date, in each case subject to Ms. Fall Jung remaining employed by the Company through the payment date.

The Employment Agreement also provides that, subject to approval by the Board or a committee thereof, Ms. Fall Jung will receive (i) a long-term cash incentive award opportunity in a target amount equal to $500,000 that will vest on April 30, 2028, based on the achievement of performance goals to be determined by the Board or a committee thereof, subject to her continued employment with the Company (the “LTIP Award”), (ii) an award of time-based restricted stock units covering 125,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), that will vest over three years in equal installments on the first, second and third anniversary of the Start Date, subject to her continued employment with the Company (the “RSU Award”) and (iii) an award of performance-based restricted stock units covering up to 125,000 shares of Common Stock that will vest on April 30, 2027 based on the achievement of performance goals to be determined by the Board or a committee thereof, subject to her continued employment with the Company (the “PSU Award”). The LTIP Award will be granted under the Company’s Amended and Restated 2019 Performance Incentive Plan (the “Plan”) and an applicable form of award agreement to include, among other things, vesting and payout terms to be determined by the Board or a committee thereof. The RSU Award and PSU Award will be granted under the Plan and the applicable form of award agreement thereunder.

In the event Ms. Fall Jung’s employment is terminated by the Company other than because of Ms. Fall Jung’s “Gross Misconduct” or by Ms. Fall Jung for “Good Reason” (as such terms are defined in the Employment Agreement), Ms. Fall Jung will be entitled to receive, subject to her timely providing and not revoking a general release of claims in favor of the Company, (i) a lump sum payment equal to 12 months of her then-current base salary, (ii) payment of the premiums necessary for her and her eligible dependents (if any) to continue group health coverage under COBRA for up to 12 months, (iii) payment of any annual bonus earned for the preceding year for which payment has not yet been received, (iv) payment of a pro-rated target annual bonus for the year in which the termination occurs and (v) if such termination occurs within 12 months following the effective date of a Change in Control (as such term is defined in the Employment Agreement) of the Company, full acceleration of any outstanding time-based equity awards granted by the Company and any performance-based vesting conditions applicable to any Company equity awards shall be treated as provided in the applicable award agreement.

On August 4, 2025, Ms. Fall Jung also entered into an Employee Confidential Information and Inventions Assignment Agreement (the “CIIAA”) that contains certain restrictive covenants, including a confidentiality and non-disclosure agreement and a twelve-month post-termination non-solicitation of employees or independent contractors clause.

The foregoing descriptions of the Employment Agreement and CIIAA with Ms. Fall Jung are qualified in their entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with Ms. Fall Jung’s appointment as Chief Financial Officer, she will also enter into an indemnification agreement in the form previously approved by the Board and filed with the Securities and Exchange Commission as Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-36401) on April 8, 2019.

There are no arrangements or understandings between Ms. Fall Jung and any other persons pursuant to which she was selected as an officer of the Company. There are also no family relationships between Ms. Fall Jung and any director or executive officer of the Company and Ms. Fall Jung has no direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Fall Jung will serve as the Company’s principal financial officer and principal accounting officer.

In connection with Mr. White’s separation, the Company and Mr. White entered into a Separation and Consulting Agreement on August 4, 2025 (the “Separation Agreement”). The Separation Agreement provides that Mr. White’s employment as Chief Financial Officer and Secretary of the Company will cease on the Separation Date and he will transition to a consulting role with the Company from August 18, 2025 to September 9, 2025, unless terminated earlier pursuant to the terms contained in the Separation Agreement (the “Consulting Period”). Subject to Mr. White satisfying certain conditions, including entering into an initial release of claims with the signing of the Separation Agreement and a supplemental release of claims to be executed upon the Separation Date and complying with the terms and conditions of the Separation Agreement and covenants therein, Mr. White will receive (i) payments equal to 12 months of Mr. White’s base salary, payable in equal installments on the Company’s regular payroll schedule over the 12 month period immediately following the Separation Date, (ii) payment of the premiums necessary for him and his eligible dependents to continue group health coverage under COBRA for up to 12 months, and (iii) payment of a pro-rated target annual bonus for the Company’s fiscal year ending January 31, 2026 on the next regularly scheduled payroll date after the Separation Date. All equity awards granted to Mr. White that are outstanding and unvested immediately prior to the Separation Date will cease vesting and be forfeited for no consideration on the Separation Date. Subject to Mr. White complying with his obligations during the Consulting Period and entering into a supplemental release of claims upon the termination of the Consulting Period, Mr. White will be paid a retainer fee in an amount equal to $77,000.

The foregoing description of the Separation Agreement with Mr. White is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 5, 2025, the Company issued a press release announcing the appointment of Ms. Fall Jung as Chief Financial Officer and Secretary of the Company and the departure of Mr. White as Chief Financial Officer and Secretary of the Company, effective as of the Start Date, a copy of which is furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 and the related information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1.

Employment Agreement, dated August 4, 2025, between Sportsman’s Warehouse Holdings, Inc. and Jennifer Fall Jung.

Exhibit 10.2.

Separation and Consulting Agreement, dated August 4, 2025, between Sportsman’s Warehouse Holdings, Inc. and Jeff White.

Exhibit 99.1.

Press release issued by Sportsman’s Warehouse Holdings, Inc., dated August 5, 2025.

Exhibit 104.

Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTSMAN'S WAREHOUSE HOLDINGS, INC.

Date:	August 5, 2025	By:	/s/ Paul Stone
		Name:	Paul Stone
		Title:	Chief Executive Officer and President